INDEMNIFICATION AGREEMENT

     THIS AGREEMENT is made as of this ___day of ___, 201___between SurePure, Inc., a Nevada Company (“the Company”), and ___(“Director”).

RECITALS

     Director is a member of the Board of Directors of the Company (the “Board”) and in such capacity is performing a valuable service for the Company.

     The stockholders of the Company have adopted articles of the Company (the “Articles”) and by-laws (the “By-laws”) providing for the indemnification of the directors, officers, employees and agents of the Company to the maximum extent authorized by Section 78.751 of the Nevada Revised Statutes of 1957, as amended to date (the “State Statute”).

     The Articles, By-laws and the State Statute specifically provide that they are not exclusive, and thereby contemplate that contracts may be entered into between the Company and the members of its Board with respect to indemnification of such Directors; and in order to induce Director to continue to serve as a member of the Board, the Company has determined and agreed to enter into this contract with Director.

WITNESSETH

     NOW THEREFORE, in consideration of Director’s continued service as a director of the Company from and after the date hereof, the parties hereto agree as follows:

     1. Statutory Indemnity. The Company hereby agrees to hold harmless and indemnify Director to the full extent authorized or permitted by the provisions of the State Statute, or by any amendment thereof or other statutory provisions authorizing or permitting such indemnification which is adopted after the date hereof.

     2. Additional Indemnity. Subject only to the limitations set forth in Section 3 hereof, the Company hereby further agrees to hold harmless and indemnify Director:

     (a) Against any and all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Director in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Company) to which Director is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Director is or was a director of the Company; and

     (b) Otherwise to the fullest extent as may be provided to Director by the Company under the non-exclusivity provisions of Article [XXXXXX] of the By-laws, and the State Statute.

     3. Limitations on Additional Indemnity. No indemnity pursuant to Section 2 hereof shall be paid by the Company:

     (a) Except to the extent the aggregate of losses to be indemnified thereunder exceed the sum of $1,000 plus the amount of such losses for which Director is indemnified pursuant to Section 1 hereof; or

     (b) In respect of remuneration paid to Director if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law; or

     (c) On account of any suit in which judgment is rendered against Director for an accounting of profits made from the purchase and sale or sale and purchase by Director of securities of the Company pursuant to the provisions of Section 16(b) of the Securities and Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law; or

     (d) On account of Director’s conduct which is finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct; or

     (e) If a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

     4. Continuation of Indemnity. All agreements and obligations of the Company contained herein shall continue during the period Director is a director of the Company and shall continue thereafter so long as Director shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that Director was a director of the Company.

     5. Notification and Defense of Claim. Promptly after receipt by Director of notice of the commencement of any action, suit or proceeding, Director will, if a claim in respect thereof is made against the Company under this Agreement, notify the Company of the commencement thereof; but the omission so to notify the Company will not relieve it from any liability which it may have to Director otherwise than under this Agreement. With respect to any such action, suit or proceeding as to which Director notifies the Company of the commencement thereof:

     (a) The Company will be entitled to participate therein at its own expense; and

     (b) Except as otherwise provided below, to the extent that it may wish, the Company jointly with any other indemnifying party similarly notified shall be entitled to assume the defense thereof, with counsel satisfactory to Director. After notice from the Company to Director of its election so to assume the defense thereof, the Company will not be liable to Director under this Agreement for any legal or other expenses subsequently incurred by Director in connection with the defense thereof other than reasonable cost of investigation or as otherwise provided below. Director shall have the right to employ his own counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Director unless (i) the employment of counsel by Director has been authorized by the Company, (ii) Director shall have reasonably concluded that there may be a conflict of interest between the Company and Director in the conduct of the defense of such action or (iii) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or in the right of the Company or as to which Director shall have made the conclusion provided for in (ii) above.

     (c) The Company shall not be liable to indemnify Director under this Agreement for any amounts paid in settlement of any claim or of any action, suit or proceeding effected without its written consent. The Company shall not settle any claim or any action, suit or proceeding in any manner that would impose any penalty or limitation on Director without Director’s written consent. Neither the Company nor Director will unreasonably withhold such party’s consent to pay any proposed settlement.

     6. Repayment of Expenses. Director agrees that Director will reimburse the Company for all reasonable expenses paid by the Company in defending any civil or criminal action, suit or proceeding against Director in the event and only to the extent that it shall ultimately be determined that Director is not entitled to be indemnified by the Company for such expenses under the provisions of the State Statute, the Articles, the By-laws, this Agreement or otherwise.

     7. Enforcement.

     (a) The Company confirms that it has entered into this Agreement and assumed the obligations imposed on the Company hereby in order to induce Director to serve as a director of the Company, and acknowledges that Director is relying upon this Agreement in continuing in such capacity.

     (b) In the event Director is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, the Company shall reimburse Director for all Director’s reasonable fees and expenses in bringing and pursuing such action.

     8. Separability. Each provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof.

     9. Governing Law; Binding Effect; Amendment and Termination; No Third Party Benefit.

     (a) This Agreement shall be interpreted and enforced in accordance with the laws of the State of Nevada.

     (b) This Agreement shall be binding upon the Company, its successors and assigns, and shall inure to the benefit of Director, his heirs, personal representatives and assigns and to the benefit of the Company, its successors and assigns.

     (c) No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

     (d) Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any person other than the parties to this Agreement and their respective heirs, personal representatives, successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

SUREPURE, INC.

By: